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                                  EXHIBIT 10(n)

                         HP/pinnacle Data Systems, Inc.
              DIRECT CONNECT VS SUPPLIER SERVICES AGREEMENT #C2-607
                               TERMS & CONDITIONS

This Virtual Sourcing, e-Fulfillment Services Agreement (hereinafter referred to as "Services Agreement") is made and entered into by and between Hewlett-Packard Company ("HP"), a Delaware corporation, and its divisions and the Virtual Source Supplier, Pinnacle Data Systems, Inc. ("PDS"), a Ohio corporation, located at 6600 Port Road, Groveport, Ohio 43125.

1. VIRTUAL SOURCING DIRECT CONNECT SUPPLIER PROGRAM SCOPE. The primary goal of the Virtual Sourcing, e-Fulfillment Program is to electronically route Hewlett-Packard customer orders directly to suppliers who will fulfill these orders on a same day basis from available inventory and electronically message back to Hewlett-Packard the details specific to the shipment sent directly to the customer. To provide a foundation of HP's expectations of the VS Supplier, included below is an outline of HP and VS Supplier responsibilities specific to the Virtual Sourcing, e-fulfillment Program.

2. RELATIONSHIP OF THE PARTIES. (a) Neither this Services Agreement nor any of the services described in the attached Exhibits are intended by the parties to interfere with or change for any reason the relationship between VS Supplier and all other divisions at HP governed by the Divisional Services Agreement #01-17-6261. (b) The relationship of VS Supplier to HP shall be that of independent contractor. All inventory, equipment, warehouse facilities, and computer systems used by VS Supplier in the performance of the services rendered hereunder shall at all times be owned or leased by VS Supplier or loaned to the supplier by HP. This Agreement does not create any agency or partnership relationship between HP and the VS Supplier. (c) All expenses incurred by VS Supplier in the operation of the equipment, warehouse facilities, and computer systems shall be paid by VS Supplier without reimbursement from HP. VS Supplier' s sole compensation for the fulfillment services rendered to HP and work performed for HP under this Service Agreement shall be as provided in this Services Agreement. (d) HP may let other contracts in connection with, or similar to, the services performed by VS Supplier. (e) This Agreement provides no assurance or guarantees of any order or services.

3. TERM OF AGREEMENT. This Agreement is effective as of September 01, 2001 ("Effective Date") for a period of one (1) year (the "Term"). The parties may, by mutual agreement in writing, renew the term for additional one
     (1) year periods. This Agreement is no guarantee of future business for the VS Supplier and will not ensure the continuation of the Virtual Sourcing business to the above VS Supplier.

4.   TERMINATION.
     4.1 Any of the services or functions described in this Services Agreement may be terminated by either party with or without cause with thirty
         (30) days written notice to the other party.
     4.2 If either party is in breach of any provision of this Services Agreement, the nonbreaching party may, by notice to the breaching party, terminate the whole or any part of this Services Agreement or any Order, unless the breaching party cures the breach within 15 days after receipt of notice.
     4.3 In the event of termination of this Services Agreement or any of the services described in the attached Exhibits for any reason, HP shall have no liability other than payments of amounts then due or accrued until the effective date of termination of said Services Agreement.
     4.4 The termination of this Services Agreement or any of the services described in the attached Exhibits for any reason shall not have any impact on the relationship of the parties governed by the Divisional Services Agreement #01-17-6261.

5. PAYMENT TERMS. (a) HP will pay invoices within forty-five (45) calendar days of receipt of the invoice. (b) Billing Excluded Costs: Costs allocated to HP shall exclude any and all domestic and/or international fines and penalties with respect to violations of any statute, ordinance, regulation, rule, order, judgment or decree (including settlement thereof) by VS Supplier and the foregoing shall be the responsibility of VS Supplier.

6.   CONFIDENTIAL INFORMATION/INTELLECTUAL PROPERTY.
     6.1 (a) Confidential Information: Other than in the performance of this Agreement, neither VS Supplier nor VS Supplier's agents, employees, or subcontractors shall use or disclose to any person or entity any confidential information of HP (whether in written, oral, electronic or other form) which is obtained from HP or otherwise prepared or discovered either in the performance of this Agreement, through access to HP Assets/Systems, or while on HP premises. As used herein, the term "confidential information" shall include, without limitation, this Services Agreement, all information related to the Virtual Sourcing, e-Fulfillment Program, all Work Product, all information designated by HP as confidential or private, all information or data concerning or related to HP's products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales costs, profits, pricing methods, organization and employee lists), and any information obtained through access to any Information Assets/Systems

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         (including computers,networks, voice mail, etc.) which, if not otherwise described above, is of such a nature that a reasonable person would believe it to be confidential or proprietary. (b) VS Supplier shall not disassemble, decompile, reverse engineer, decrypt, or otherwise analyze the HP software or Confidential Information, or allow others to do so. (c) Access to HP Information Assets/Systems:
         Access, if any, is granted solely to facilitate the business relationship described in this Agreement, and is limited to those specific Assets/Systems, time periods, and personnel designated by VS Supplier as are separately agreed to by HP and VS Supplier from time to time. Access is subject to business control and information protection policies, standards, and guidelines as may be provided by HP. Use of any other HP Assets/Systems is expressly prohibited. This prohibition applies even when an HP Asset/System which VS Supplier is authorized to access serves as a gateway to other HP Assets/Systems outside the scope of VS Supplier's authorization. Use of Assets/Systems during other time periods or by individuals not authorized by HP is expressly prohibited. Without limiting the foregoing, VS Supplier warrants that it has adequate security measures in place to comply with the above obligations and to insure that access granted hereunder will not impair the integrity and availability of HP information assets/systems. Upon reasonable notice, HP may audit VS Supplier to verify VS Supplier's compliance with these obligations. Further, the warranty regarding adequate security measures and audit verification described above shall also apply to any servers used by VS Supplier in the performance of this Agreement.
     6.2 The foregoing confidentiality obligations will not apply to Confidential Information that (a) is already known to VS Supplier prior to disclosure by HP; (b) is or becomes a matter of public knowledge through no fault of VS Supplier; (c) is rightfully received from a third party by VS Supplier without a duty of confidentiality;
         (d) is independently developed by VS Supplier; (e) is disclosed under operation of law; or (f) is disclosed by VS Supplier with the prior written approval of HP.
     6.3 WORK PRODUCT. "Work Product" means models, devices, reports, computer programs, tooling, schematics and other diagrams, instructional materials, and anything else VS Supplier, its agents, employees, and subcontractors produce in connection with this Services Agreement. All Work Product will belong to HP. VS Supplier, its agents, employees, and subcontractors will deliver all Work Product to HP upon the earlier of the expiration/termination of this Services Agreement or HP's request.
     6.4 WORKS OF AUTHORSHIP. VS Supplier will promptly disclose to HP any works of authorship, including but not limited to, drawings, designs, plans, specifications, notebooks, tape recordings, computer programs, computer output, models, tracings, schematics, photographs, reports, findings, recommendations, educational materials, data and memoranda of every description and anything else VS Supplier produces in connection with this Services Agreement, and VS Supplier hereby assigns to HP all copyrights in such works. To the extent permitted by law, VS Supplier waives any moral rights, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise. VS Supplier will sign any necessary documents and will otherwise assist HP, at HP's expense, in registering HP's copyrights and otherwise protecting HP's rights in such works in any country. HP will own all patents, copyrights or trade secrets covering such materials and will have full rights to use the materials without claim on the part of VS Supplier for additional compensation.
     6.5 INVENTIONS. VS Supplier will promptly disclose to HP any inventions or discoveries made in connection with this Services Agreement and paid for by HP. HP will own all intellectual property rights in such inventions or discoveries. VS Supplier will sign any necessary documents and will otherwise assist HP, at HP's expense, in obtaining patents or mask work registrations and otherwise protecting such inventions in any country.
     6.6 PRE-EXISTING INTELLECTUAL PROPERTY. (1) "Pre-Existing Intellectual Property" means any trade secret, invention, work of authorship, mask work or protectable design that has already been conceived or developed by anyone other than HP before VS Supplier renders any services under this Services Agreement. (2) VS Supplier will not use any Pre-Existing Intellectual Property in connection with this Agreement unless VS Supplier has the right to use it for HP's benefit. If VS Supplier is not the owner of such Pre-Existing Intellectual Property, VS Supplier will obtain from the owner any rights necessary to enable VS Supplier to comply with this Agreement. (3) If VS Supplier uses any Pre-Existing Intellectual Property in connection with this Agreement, VS Supplier hereby grants HP non-exclusive, royalty-free, worldwide, perpetual license to make, have made, sell, use, reproduce, modify, adapt, display, distribute, make other versions of, and disclose the Property and to sublicense other to do these things. (4) Indemnification: VS Supplier will give HP notice immediately if at any time VS Supplier knows or reasonable should know of any third party claim to any intellectual property provided by VS Supplier to HP pursuant to this Agreement. VS Supplier will indemnify and hold harmless HP from all liability arising from HP's use of such intellectual property.
     6.7 LICENSE. HP grants to VS Supplier the license described in Exhibit D for use of the e-Fulfillment Specifications and Software Components during the term of this Agreement, for the purpose of performing its obligations pursuant to the terms of this Agreement and the license.
     6.8 SURVIVAL. The provisions of this section 6 regarding use and disclosure of Confidential Information shall survive termination of this Agreement.

7.   INDEMNIFICATION. General: VS Supplier shall defend, indemnify, and hold
                      -------
     harmless HP, its officers, directors, and employees from any claims, losses, attorney's fees, damages, liabilities, costs, expenses, or suits: for injury or death to any person (including VS Supplier or its employees), damage to or loss of property, or any other claim arising out of or resulting

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     from any act or omission of VS Supplier, its employees,
     agents, or subcontractors in VS Supplier's performance of this Agreement, the presence of VS Supplier or its personnel on HP's premises, or the driving of HP motor vehicles. In no event, however, shall VS Supplier be responsible for the sole negligence of HP.

8. LIMITATION OF LIABILITY. In no event shall HP be liable to VS Supplier for any special, indirect, incidental or consequential damages in any way arising out of or relating to this Agreement even if HP has been advised of the possibility of such damages.

9.   WARRANTY.
     9.1 VS Supplier warrants to HP that:
         9.1.1 All Services will be performed by VS Supplier in a professional manner, consistent with the standard of skill and care exercised by the best professional consultants on projects of comparable scope and complexity, in a similar location, and in conformance with the requirements of this Services Agreement.
         9.1.2 All work shall be of good quality and workmanship, free from faults and defects, and in conformity with the requirements of this Services Agreement, including any plans or specifications incorporated in this Services Agreement.
         9.1.3 VS Supplier is sufficiently experienced, properly qualified, registered, licensed, equipped, organized, and financed to perform the Services in compliance with the terms of this Services Agreement.
         9.1.4 VS Supplier will devote such time, personnel and resources for the performance of its duties under this Services Agreement and any Purchase Order, and within the deadlines set by HP.
         9.1.5 Nothing in this Warranty section shall be deemed to relieve VS Supplier of any warranties included in the Divisional Services Agreement #01-17-6261.

10.  DELETED.

11. INSURANCE. During the Term and at all times that VS Supplier performs services for HP, VS Supplier shall maintain in full force and effect, at VS Supplier expense, the following minimum insurance coverages. Certificates of insurance evidencing the required coverages and limits shall be furnished to HP before any Work is commenced hereunder, name HP as additional insured, and provide that there will be no cancellation or reduction of coverage without 30 days prior written notice to HP. (a) Workers Compensation: Workers' Compensation shall be provided as required
     --------------------
     by law or regulation. Employer's Liability insurance shall be provided in amounts not less than $1,000,000 per accident for bodily injury by accident, $1,000,000 policy limit by disease, and $1,000,000 per employee for bodily injury by disease. (b) General Liability: VS Supplier shall
                                       -----------------
     carry either Comprehensive or Commercial General Liability Insurance with coverage to include Premises and Operations, Products and Completed Operations, Contractual Liability, Broad Form Property Damage (including completed operations), and Personal Injury Liability with combined single limits of $1,000,000 per occurrence and general aggregate of $10,000,000.
     (c) Automobile Liability: VS Supplier shall carry bodily injury, property
         --------------------
     damage, and automobile contractual liability coverage for owned, hired, and non-owned autos with a combined single limit of liability for each accident of not less than $1,000,000. (d) Such policies shall name HP, its officers, directors, and employees as Additional Insureds to the extent of the indemnity herein and shall stipulate that the insurance afforded Additional Insureds to the extent of its indemnity herein shall apply as primary insurance and that no other insurance carried by any of them shall be called upon to contribute to a loss covered thereunder.

12. GOVERNING LAW. Both parties shall comply with all applicable federal, state, and local laws, rules, regulations, or orders issued by any public authority having jurisdiction over their respective obligations under this Services Agreement. This Services Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of California without giving effect to the conflict of law provisions thereof. Any dispute arising under this Services Agreement shall be heard in courts of the State of California.

13.  COUNTRY OF MANUFACTURE AND DUTY DRAWBACK RIGHTS.
     13.1 Country of Origin Certification. Upon HP's request, VS Supplier will
          -------------------------------
          provide HP with an appropriate certification stating the country of origin for the Products sold, sufficient to satisfy the requirements of the customs authorities of the country of receipt and any applicable export licensing regulations, including those of the United States.
     13.2 Country of Origin Marking. VS Supplier will mark each Product, or the
          -------------------------
          container if there is no room on the Product, with the country of origin. VS Supplier will, in marking the Products, comply with the requirements of the customs authorities of the country of receipt.
     13.3 Duty Drawback. If the Products delivered under this Agreement are
          -------------
          imported, VS Supplier will when possible allow HP to be the importer of record. If HP is not the importer of record and VS Supplier obtains duty drawback rights to the Products sold, VS Supplier will, upon HP's request, provide HP with documents required by the customs authorities of the country of receipt to prove importation and to transfer duty drawback rights to HP.

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14.  GOVERNMENTAL COMPLIANCE.
     14.1  Duty To Comply. VS Supplier agrees to comply with all federal,
           --------------
           state, local and foreign laws, rules and regulations applicable to its performance of this Agreement or to the Products sold, including any approvals necessary to allow for HP's sale and customers' use of the Products. Without limiting the generality of the foregoing sentence, VS Supplier represents that:
           14.1.1 VS Supplier will comply with all government or freight regulations and requirements for each country to which the Products are shipped;
           14.1.2 VS Supplier will comply with all equal employment opportunity and non-discrimination requirements prescribed by Presidential Executive Orders, including the requirements of Executive Order 11246, the Vocational Rehabilitation Act, and the Vietnam Era Veterans' Readjustment Assistance Act;
           14.1.3 Each chemical substance contained in the Products sold is on the inventory of chemical substances compiled and published by the Environmental Protection Agency pursuant to the Toxic Substances Control Act;
           14.1.4 All Products sold will be shipped in conformance with government or freight regulations and requirements applicable to chemicals; and
           14.1.5 VS Supplier will provide complete and accurate material safety data sheets prior to shipping any Product sold.
     14.2  Procurement Regulations. For the Products purchased under this
           -----------------------
           Agreement for incorporation into products to be sold under a federal contract or subcontract, those applicable procurement regulations that are required by federal statute or regulation to be inserted in contracts or subcontracts will upon notice to VS Supplier be deemed incorporated in this Agreement and made to apply to all Orders.
     14.3  Ozone Depleting Substances. VS Supplier certifies that no Product
           --------------------------
           sold nor any component of any Product sold:
           14.3.1 Contains any Class I Substance, or Class II Substance, as those terms are defined in 42 USC Section 7671 and implementing regulations of the United States Environmental Protection Agency at 40 CFR Part 82, as now in existence or hereafter amended.
     14.4 In addition to the requirements and specifications for Products and their packaging set forth elsewhere in this Agreement and in Divisional Services Agreement #01-17-6261, all Products and their packaging will comply with HP's General Specifications for Environment, DWG No. A-5951-1745-1. www.hp.com/go/supplierE
                                               -----------------------

15. MODIFICATIONS/REVISIONS/ASSIGNMENT. (a) This Agreement represents the entire Agreement of the Parties with respect to the Virtual Sourcing, e-Fulfillment Program, and may not be amended or modified except by a written instrument signed by both VS Supplier and HP. (b) VS Supplier shall neither delegate any duties nor assign any rights under this Agreement without the prior written consent of HP. Any such attempted delegation or assignment shall be void. Any use of sub-contractors by VS Supplier in the performance of this Agreement does not relieve VS Supplier of any obligations contained herein.

           In situations where terms and conditions of this Services Agreement #C2-607 and Divisional Services Agreement #01-17-6261 articles are inconsistent, VS Supplier and HP hereby acknowledge that, with respect to parts listed in Exhibit B of this Services Agreement and on order by any HP customer via a HP Electronic Purchase Order (EPO), the terms and conditions found in this Services Agreement #C2-607 will prevail.

16. EXHIBITS. All Exhibits attached to this Agreement shall be deemed a part of this Agreement and incorporated herein. The following Exhibits are hereby made part of this Agreement:

                    Exhibit A - Virtual Sourcing Specific Business Conditions Exhibit B - Parts/Pricing List
                    Exhibit C - Confidential Disclosure Agreement
                    Exhibit D - HP e-fulfillment Specifications and Software
                                Components License Terms

17. SUBCONTRACTORS. VS Supplier will not subcontract any of the Services to other persons or entities without the prior written approval of HP. All obligations imposed upon VS Supplier will be similarly imposed by VS Supplier upon any authorized Subcontractor. VS Supplier's execution of any subcontracts, including subcontracts approved by HP, will not relieve, waive or diminish any obligation VS Supplier may have to HP under this Services Agreement. Fees for subcontracted Services will be included in the fees and costs billed by VS Supplier according to Exhibit A, Section 11 below.

18. RECORDS. VS Supplier will maintain books, records, documents and other evidence pertaining to costs, charges, fees, and other expenses to the extent and in such detail as will properly evidence all costs for labor, materials, equipment, supplies, and services, and other costs and expenses of whatever nature for which reimbursement is claimed under the provisions of this Services Agreement. HP may examine or audit all books, documents, papers, or records of VS Supplier pertaining to the Services at all reasonable times during the term of this Services Agreement; and VS Supplier will safeguard and make them available to HP for inspection for a period of up to four (4) years following the completion of termination of this Services Agreement.

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IN WITNESS WHEREOF, this Services Agreement has been entered into as of
September 01, 2001 (Effective Date).

HEWLETT-PACKARD COMPANY                              PINNACLE DATA SYSTEMS, INC.

Date:                                                Date:
By: _______________________________                  By: _______________________
Printed Name: Bruno Pillet                           Printed Name: Bob Hahn
Title:  HP Customer Support General Manager          Title:  Vice President/COO

HEWLETT-PACKARD COMPANY

Date:
By: _______________________________
Printed Name:     William Shadle
Title: Sourcing Development Manager

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                                    EXHIBIT A

                  Virtual Sourcing Specific Business Conditions

1.     PRICE SETTING.
       -------------
1.1 At random, Hewlett-Packard shall monitor program part numbers to ensure VS Supplier is providing "fair market" value. Exhibit B provides the Unit Cost for each part to be provided under the terms of this Agreement.
1.2 Hewlett-Packard and VS Supplier agree to review and or adjust pricing as appropriate within the terms in the Statement of Work. Pricing changes will not be effective until documented in writing with authorized signatures from both parties.

2.     HP CARRIER FREIGHT AUTHORIZATION.
       --------------------------------

2.1 Hewlett-Packard will establish exclusive "carrier freight" accounts for use by VS Supplier.
2.2 VS Supplier shall use these exclusive accounts for the purpose of shipping ONLY to Hewlett-Packard customers whose orders were received "electronically".

       2.2.1   HP Carrier Specification:
               ------------------------

               2.2.1.1. As mentioned in 2.2 above, VS Supplier shall use the specific HP approved carriers and shall use only the specific account numbers assigned by HP to VS Supplier.
               2.2.1.2. VS Supplier shall use the HP routing guide and approved logistics process to ship HP Product.
               2.2.1.3. Exception: "First Flight Customer Orders." VS Supplier
                        shall use the HP designated carrier for shipment of First Flight Customer Orders.
2.3 Individual Packaging. All products shipped by VS Supplier to HP customers shall be packaged in individual packaging ("single-pack"), and shall be in accordance with HP packaging standards contained in Packaging Standard Requirements for HP Support Hardware document number A-5961-4800-1. Individual box labeling shall include the following information, at a minimum: HP's Replacement/Exchange Part Number, Part Description, Part Revision, Part Serial Number, Unit of Measure, and Country of Origin.
2.4 Bar Coding requirements. All HP Products shipped by VS Supplier to HP customers shall be in accordance with the 3 of 9 Bar Coding accepted as industry standard and the VS Supplier Handbook.

3.     CUSTOMER ORDER FULLFILLMENT.
       ---------------------------

3.1 VS Supplier shall ship directly to the customer all electronically received HP customer orders on the day received. This includes all Hotline and Standard customer orders.
3.2 VS Supplier must exceed a monthly success rate of 98% in fulfilling all orders based upon the shipment cutoff times set forth in Attachment A-1.
3.3 If less than 100% of orders are fulfilled as described in Section 3.2 due to fault on the part of VS Supplier, HP shall be reimbursed by VS Supplier for all additional costs incurred by HP.
3.4 Corrective Action Process: In addition, in the event order fulfillment fails to meet the 100% requirement for 3 consecutive work days, VS Supplier must submit a one page summary corrective action plan along with associated root cause analysis in writing to HP within 24 hours of the third missed transaction day.
3.5 Shipping Errors: In the event an HP Customer submits a shipment discrepancy claim, HP and VS Supplier will mutually resolve the claim using one of the following remedies:

       3.5.1 Customer claims product was not received. Remedy: HP will submit another order for the item. HP and VS Supplier will review the issue. If VS Supplier is at fault, VS Supplier will issue credit for the original order.
       3.5.2 Customer claims wrong part received. Remedy: HP will issue a new order. Customer will send incorrect part to HP Roseville. HP will contact VS Supplier regarding return of item and credit. Wrong part will be returned to VS Supplier for credit.
       3.5.3  Customer claims the wrong quantity was received. Remedy too few:
              HP will submit another order for the quantity short. VS Supplier will ship the order at no charge or issue a credit for the same quantity. Remedy too many: Customer to return excess items to HP. HP will contact VS Supplier regarding return authorization and VS Supplier will issue a credit if necessary.
       3.5.4 Customer claims incomplete part received (i.e. missing item in kit). Remedy: HP will issue a new order. Customer will return incomplete part to HP. HP and VS Supplier will review, VS Supplier will send missing item(s) to HP at no charge to HP.
       3.5.5 Customer claims that a part was damaged upon receipt. Remedy: HP will submit a new order. Customer will return damaged part to HP. HP and VS Supplier will review the damage, if VS Supplier is responsible, credit will be issued.

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       3.5.6  Customer wishes to return or reject receipt of order. Remedy:
              Customer will return product to HP. HP will place Product in inventory. No VS Supplier action required.

4.     NOTICES.
       -------

4.1    All notices will be directed to the following:

       If to Hewlett-Packard Company:       If to Pinnacle Data Systems, Inc.
       Attn: Ryan Donovan                   Attn:  Bob Hahn
       Account Manager                      Vice President Service
       8000 Foothills Blvd.                 6600 Port Road
       Roseville, CA  95747                 Groveport, Ohio 43125
       Phone:  (916) 785-9098               Phone: 614/748-1150
       Fax:  (916)                          Fax:  614/748-1209
       e-mail:                              e-mail:

4.2 The HP Account Manager will coordinate the distribution of all notices received from VS Supplier to the appropriate HP department/entity.

5.     PROGRAM COVERAGE AVAILABILITY.
       -----------------------------

5.1 VS Supplier shall make available (a) Systems and (b) Staffing to ensure Program coverage of 7x24x365 (7 Days by 24 Hours by 365 Calendar Days Per Year).

6.     DISASTER RECOVERY.
       -----------------

6.1 Hewlett-Packard and VS Supplier have documented appropriate disaster recovery plans (DRP) to assure the non-interruption of customer order fulfillment. The aforementioned plans will comply with the HP VS Supplier Handbook supplied by HP.

7.     PERFORMANCE REPORTING.
       ---------------------

7.1 Hewlett-Packard will measure the program performance of VS Supplier and report results on a daily basis.
7.2    HP will perform an semiannual business review of VS Supplier.
7.3 VS Supplier will assign a VS Program Lead and the VS Program Lead shall be identified in an HP approved Escalation Matrix. The HP account manager will perform a review of VS Suppliers' delivery metric compliance on a monthly basis.

8.     QUALITY AUDITS.
       --------------

8.1 VS Supplier shall provide access to Hewlett-Packard for the purpose of on-site/ process inspection audits.

9.     WARRANTY TRACKING.
       -----------------

9.1 VS Supplier shall track product/part warranty, issue credit and report on a monthly basis to Hewlett-Packard as appropriate.

10.    ACTIVITY REPORTING.
       -------------------

10.1 VS Supplier shall submit a daily Activity Report to Hewlett-Packard. Each Report must include the following:
       10.1.1   Customer Order Number,
       10.1.2   Hewlett-Packard Part Number,
       10.1.3   Description,
       10.1.4   Quantity Shipped,
       10.1.5   Unit of Measure,
       10.1.6   Date Shipped,
       10.1.7   Ship Confirmation ID
       10.1.8   Price

10.2 Each Daily Activity Report must have a month-to-date cumulative summary section by part number of quantity shipped.
10.3   Activity Reports are to be electronically submitted or mailed to:
              Hewlett-Packard
              Attn: Ryan Donovan

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              8000 Foothills Blvd.
              M/S 5781
              Roseville, CA  95747

11.    TRANSACTIONAL BILLING.
       ---------------------

11.1 Orders Electronically Received. HP will invoice the HP Financial Operations electronically on behalf of the VS Supplier. If VS Supplier has invoicing reconciliation issues, VS Supplier shall contact the HP account manager and supply the following data. The data required includes and is not limited to:

       11.1.1   Customer Order Number,
       11.1.2   Ship Confirmation ID,
       11.1.3   Hewlett-Packard Part Number,
       11.1.4   Description,
       11.1.5   Quantity Shipped,
       11.1.6   Unit of Measure,
       11.1.7   Date Shipped,
       11.1.8   Price

11.3 Any credits issued for missed shipments should be identified by customer order number and listed in a separate monthly invoice and sent to the following address:
                Hewlett-Packard Company
                Financial Operations
                PO Box 2810
                Colorado Springs, Colorado  80901-2810

12.    OWNERSHIP OF HP PRODUCTS.
       ------------------------

12.1 Pursuant to this Agreement, VS Supplier will receive HP Products (whether considered functional, non-functional or defective) returned by HP and/or HP customer sites. All such HP Products shall be owned by HP and consigned to VS Supplier unless and until VS Supplier purchases the HP Product from HP as more specifically set forth in the applicable Statement of Work.

12.2 With respect to all such HP Products owned by HP and consigned to VS Supplier (the Consigned Goods), VS Supplier hereby grants to HP its power of attorney to file a UCC-1 Financing statement or similar notice describing the Consigned Goods or HP Products and the proceeds thereof, wherever HP deems appropriate to provide notice to other parties that the Consigned Goods are not property of VS Supplier. Should this Agreement or the transactions under this Agreement be deemed for any reason to pass ownership of the Consigned Goods to VS Supplier, VS Supplier agrees that HP shall be deemed to hold, and VS Supplier hereby grants to HP, a purchase money security interest in the Consigned Goods, and the proceeds thereof including without limitation the cash and checks described above, to secure all of its obligations to HP including without limitation obligations under this Agreement.

13.    HP PRODUCT DISPOSITION.
       ----------------------

13.1 VS Supplier shall confirm receipt of all defective or non-conforming returns via the Web Return Tool. See the VS Supplier Handbook for additional information regarding the Web Return Tool.

       13.1.1 VS Supplier shall provide additional information via the Web Return Tool. Additional information required includes and is not limited to:

                13.1.1.1   Condition:  Good or Bad
                13.1.1.2   Quantity received
                13.1.1.3   Transaction ID/RMA Number
                13.1.1.4   Date assembly returned

13.2 VS Supplier shall maintain inventory accuracy and report the results upon HP's request.
13.3 VS Supplier shall keep Defectives separate from finished goods inventory and clearly marked as such.
13.4 Both Scrap quantities and disposition channel of all material, (FGI, HP proprietary components, defective returns, and F-code inventory) will be subject to prior HP approval.

14.    HANDBOOK.
       --------

14.1 VS Supplier will comply with all instructions as stated in the Virtual Sourcing Supplier's Handbook provided by HP.

                                   EXHIBIT A-I

                     VS Supplier Order Fulfillment Criteria

       1. VS Supplier must exceed a monthly success rate of 98% in fulfilling all orders based upon the shipment cutoff times set forth in the following.
                1.1. If a domestic hotline customer order is received by VS Supplier by 4:00 PM PST, then shipment must be completed and made available for picked up by the carrier no later than midnight the same day. The shipment must also be delivered to the customer no later than 10:30 am customer's local time the next day.

                1.2. If a domestic standard customer order is received by VS Supplier by 4:00 PM PST, then shipment must be completed and made available for picked up by the carrier no later than twenty four (24) hours after the order was received.

                1.3. If an international hotline or international standard customer order is received by VS Supplier by 12:30 PM PST, then shipment must be completed and made available for picked up by the carrier no later than midnight the same day.

                1.4. First Flight, Four (4) Hour Special, After Hours, and/or other Expedited Shipments must be completed and made available for pick up by the carrier no later than midnight PST the same day regardless of what time VS Supplier receives the customer order.

                1.5. Supplier shall make reasonable efforts to ensure that International shipments received before 12:30 PM PST are consolidated prior to shipment. Refer to the VS Supplier Handbook for detail on how to implement.

       2. VS Supplier must meet or exceed the following order fulfillment requirements.

                2.1. 98% of all orders received will ship within 24 hours of receipt by PDS from HP's VS order systems.

                2.2. 99% of all orders received will ship within 48 hours of receipt by PDS from HP's VS order systems.

                2.3. 100% of all orders received will ship within 72 hours of receipt by PDS from HP's VS order systems.

                     2.3.1. Inability to fulfill orders within 72 hours will require corrective actions as specified in 3.4 of Exhibit A

         2

                                    EXHIBIT B
                               Parts/Pricing List

         Part Number       Description           Lead Time                Price
         -----------       -----------           ---------                -----

                                    EXHIBIT C
                        CONFIDENTIAL DISCLOSURE AGREEMENT

In order to protect certain confidential information, HP and Pinnacle Data Systems, Inc. agree to the following:

1. Definitions.  A Discloser is a party disclosing confidential information.
   ------------
A Recipient is a party receiving disclosed confidential information. An Associate is a subsidiary, parent or corporate affiliate of Recipient, or a third party contractually bound to Recipient in accord with this Agreement.

2. Agreement Coordinator.  Each party designates the following person, if any,
   ----------------------
as its Agreement Coordinator for coordinating the disclosure or receipt of confidential information:
HP:  Ryan Donovan     phone:   (916) 785-9098
Pinnacle: Bob Hahn phone:   (614) 748-1150

3. HP Confidential Information.
   ----------------------------
(a) Confidential information, if any, disclosed by HP to Participant is described as: Any and all program specific information and programming code related to Virtual Sourcing and Virtual Hub e-Fulfillment Program without the express permission of an HP General Manager and HP-GSL Virtual Sourcing e-Fulfillment Program Manager. This includes but is not limited to any Virtual Sourcing specific information related to pricing, freight account information, customer base, information technology integration and any and all information regarding shipment profile.

(b) and may be used by the Recipient and its Associates, if any, only for the following purpose and subject to the obligations under Section 5: To fulfill HP Virtual Sourcing e-Fulfillment Program requirements.

4. Pinnacle Data Systems Confidential Information.
   -----------------------------------------------
(a) Confidential information, if any, disclosed by Pinnacle to HP is described as: Information related to ERP system integration, inventory management and distribution processes, procedures and reports; customer order fulfillment processes, procedures, and reports; and pricing-related information specific to parts or products placed on Virtual Sourcing Program.

(b) and may be used by the Recipient and its Associates, if any, only for the following purpose and subject to the obligations under Section 5: To fulfill service requirements of this Agreement.

5. Recipient's Obligations.
   ------------------------
(a) Recipient will protect, and will ensure its participating Associates will protect, the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature. Recipient may reassign its employees. Recipient will provide reasonable prior notice to Discloser if Recipient is required to disclose the confidential information under operation of law.
(b) Recipient will comply with all applicable export laws.

6. Disclosure and Protection Periods. The Disclosure Period starts on the
   ----------------------------------
Begin Disclosure Date. Recipient's obligations under Section 5(a) only apply to confidential information disclosed during the Disclosure Period. Recipient's obligations under Section 5(a) stop at the end of the Protection Period. The Disclosure Period will be one month, and the Protection Period will be one year, if not specified below.
The Begin Disclosure Date is:  September 01, 2001

The Disclosure Period ends on the following date or at the end of the following time period: August 31, 2002, renewable by HP for additional one year periods.

The Protection Period ends on August 31, 2007.

7. Marking. Recipient's obligations under this Agreement extend only to
   --------
confidential information that is
(a) itemized in Section 3(a) or 4(a); or
(b) both described generally in Section 3(a) or 4(a) and
(i) marked at the time of disclosure to show its confidential nature, or
(ii) unmarked (for example, orally or visually disclosed) but treated as confidential at the time of disclosure, and designated as confidential in a written message sent to Recipient's Agreement Coordinator within thirty days after disclosure, summarizing the disclosed confidential information sufficiently for identification.

8. Exclusions. This Agreement imposes no obligation upon Recipient with
   -----------
respect to information that (a) was in Recipient's possession before receipt from Discloser, (b) is or becomes publicly known without breach by Recipient,
(c) is rightfully received by Recipient from a third party without a duty of confidentiality, (d) is disclosed by Discloser to a third party without a duty of confidentially on the third party, (e) is independently developed or learned by Recipient or (f) is disclosed by Recipient with Discloser's prior written approval.

9. Choice of Law. Without regard to choice of law provisions, this Agreement
   --------------
is governed by and will be construed in accordance with the laws of the State of California and the USA.

10. Warranty. Each Discloser warrants that it has the right to make the
    ---------
disclosures under this Agreement. Each Recipient warrants that its participating Associates will protect disclosed confidential information in accordance with the terms of this Agreement. NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY CONFIDENTIAL INFORMATION DISCLOSED UNDER THIS AGREEMENT IS PROVIDED "AS IS."

11. Miscellaneous. This Agreement imposes no obligation on either party to
    --------------
purchase, sell, license, transfer or otherwise dispose of any technology, services or products. This Agreement does not create any agency or partnership relationship. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Discloser, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

The undersigned acknowledges on behalf of HP and Pinnacle Data Systems, Inc. that the terms and conditions included in this agreement shall be applicable both party's employees, agents, and subcontractors.

                              HP                                            PINNACLE DATA SYSTEMS, INC.
HEWLETT-PACKARD COMPANY  Global Support Logistics           PINNACLE DATA SYSTEMS
-------------------------------------------------------     --------------------------------------------------------
(Company Name)                                              (Company Name)
8000 Foothills Blvd.                                        6600 Port Road
-------------------------------------------------------     --------------------------------------------------------
(Address)                                                   (Address)
Roseville, California  95747                                Groveport, OH 43125
-------------------------------------------------------     --------------------------------------------------------
(Address)                                                   (Address)
By ____________________________________________________     By _____________________________________________________
(Functional Manager's Signature)                            (Authorized Signature)
William Shadle                                              Bob Hahn
-------------------------------------------------------     --------------------------------------------------------
(Name)                                                      (Name)
Sourcing Development Manager           C200                 Vice President/COO
-------------------------------------------------------     --------------------------------------------------------
(Title)                               (Entity)              (Title)

                                    EXHIBIT D

      HP e-FULFILLMENT SPECIFICATIONS AND SOFTWARE COMPONENTS LICENSE TERMS

The following License Terms govern Pinnacle Data Systems, Inc.'s (PDS) use of the HP e-Fulfillment Specifications and Software Components:

1.0  License Grant. HP grants PDS a license to Use the e-Fulfillment
     -------------
     Specifications and Software Components solely for the purpose of implementing the HP/PDS Direct Connect VS Supplier Agreement #C2-607 dated September 01, 2001, and for no other purpose. "Use" means configuring, storing, loading, installing, executing or displaying the e-Fulfillment Specifications and Software Components. PDS may not modify the e-Fulfillment Specifications and Software Components or disable any licensing or control features of the e-Fulfillment Specifications and Software Components.

2.0  Ownership. The e-Fulfillment Specifications and Software Components are
     ---------
     owned and copyrighted by HP or its third party suppliers. PDS's license confers no title or ownership and is not a sale of any rights in the e-Fulfillment Specifications and Software Components, their documentation or the media on which they are recorded or printed. Third party suppliers may protect their rights in the e-Fulfillment Specifications and Software Components in the event of any infringement.

3.0  Copies and Adaptations. PDS may only make copies or adaptations of the
     ----------------------
     e-Fulfillment Specifications and Software Components for archival purposes or when copying or adaptation is an essential step in the authorized Use of the e-Fulfillment Specifications and Software Components on a backup product, provided that copies and adaptations are used in no other manner and provided further that Use on the backup product is discontinued when the original or replacement product becomes operable. PDS must reproduce all copyright notices in the original e-Fulfillment Specifications and Software Components on all copies or adaptations. PDS may not copy the e-Fulfillment Specifications and Software Components onto any public or distributed network.

4.0  No Disassembly or Decryption. PDS may not disassemble or decompile the
     ----------------------------
     e-Fulfillment Specifications and Software Components without HP's prior written consent. Where PDS has other rights under statute, PDS will provide HP with reasonably detailed information regarding any intended disassembly or decompilation. PDS may not decrypt the e-Fulfillment Specifications and Software Components unless necessary for the legitimate use of the e-Fulfillment Specifications and Software Components.

5.0  Transfer. PDS's license will automatically terminate upon any transfer of
     --------
     the e-Fulfillment Specifications and/or Software Components. Upon transfer, PDS must deliver the e-Fulfillment Specifications and Software Components, including any copies and related documentation, to the transferee. The transferee must accept these License Terms as a condition to the transfer.

6.0  Term and Termination. PDS's license shall run concurrently with the term of
     --------------------
     the VS Supplier Agreement to which it is appended. Notwithstanding the foregoing, HP may terminate PDS's license upon notice for failure to comply with any of these License Terms or for any reason whatsoever. Upon termination, PDS must immediately destroy the e-Fulfillment Specifications and Software Components, together with all copies, adaptations and merged portions in any form, and certify such destruction to HP.

7.0  Warranty. The e-Fulfillment Specifications and Software Components are
     --------
     provided AS-IS, and HP makes no warranties with regard to their performance or suitability for a particular purpose.

8.0  Export  Requirements.  PDS may not export or re-export the e-Fulfillment
     --------------------
     Specifications and Software Components or any copy or adaptation in violation of any applicable laws or regulations.

9.0  U.S. Government Restricted Rights. The e-Fulfillment Specifications and
     ---------------------------------
     Software Components and any accompanying documentation have been developed entirely at private expense. They are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014 (Jun 1995), as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent agency regulation or contract clause), whichever is applicable. PDS has only those rights provided for such e-Fulfillment Specifications and Software Components and any accompanying documentation by the applicable FAR or DFARS clause.